EXHIBIT 4.7



                               RATH & STRONG, INC.

                           EMPLOYEES' STOCK BONUS PLAN

                                 TRUST AGREEMENT

                (AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1989)



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                                TABLE OF CONTENTS
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ARTICLE I
         THE TRUST ........................................................   2
         1.01    Purpose ..................................................   2
         1.02    Creation of Trust ........................................   2
         1.03    Interpretation of Trust Agreement ........................   2

ARTICLE II
         DEFINITIONS. .....................................................   3
         2.01    "Account" ................................................   3
         2.02    "Affiliated Company" .....................................   3
         2.03    "Agreement" ..............................................   3
         2.04    "Allocation Date" ........................................   3
         2.05    "Anniversary Date" .......................................   3
         2.06    "Beneficiary" ............................................   4
         2.07    "Board of Directors" .....................................   4
         2.08    "Company" ................................................   4
         2.09    "Compensation" ...........................................   4
         2.10    "Effective Date" .........................................   4
         2.11    "Employee" ...............................................   5
         2.12    "Hour of Service" ........................................   5
         2.13    "Member" .................................................   6
         2.14    "One-Year Break in Service" ..............................   6
         2.15    "Plan" ...................................................   6
         2.16    "Plan Year" ..............................................   6
         2.17    "Semi-Annual Entry Date" .................................   7
         2.18    "Stock" ..................................................   7
         2.19    "Trust" ..................................................   7
         2.20    "Trustees" ...............................................   7
         2.21    "Year of Eligibility Service" ............................   7
         2.22    "Year of Vesting Service" ................................   7

ARTICLE III
         MEMBERSHIP .......................................................   8
         3.01     Eligibility for Membership ..............................   8
         3.02     Determination of Eligibility ............................   8
         3.03     Duration of Membership; Reemployment ....................   8
         3.04     Unpaid Leaves of Absence ................................   8

                                      (i)
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ARTICLE IV
         CONTRIBUTIONS ....................................................   9
         4.01     Company's Contributions .................................   9
         4.02     Computation of Contributions ............................  10
         4.03     Payment of Contribution .................................  10
         4.04     Source of Contributions .................................  10
         4.05     Reversion of Certain Contributions ......................  10

ARTICLE V
         MEMBERS' ACCOUNTS ................................................  11
         5.01     Maintenance of Accounts .................................  11
         5.02     Compensation Schedule ...................................  11
         5.03     Allocation of Contributions .............................  12
         5.04     Allocation of Forfeitures ...............................  12
         5.05     Valuation of Assets Other Than Stock ....................  12
         5.06     Allocation of Trust Assets Other Than Stock .............  13
         5.07     Distributions and Forfeitures ...........................  14
         5.08     Limitations on Allocations ..............................  14

ARTICLE VI
         BENEFITS .........................................................  16
         6.01     Restrictions on Payments and Distributions ..............  16
         6.02     Retirement at or After Age 60 ...........................  16
         6.03     Disability Retirement ...................................  16
         6.04     Death Benefits ..........................................  17
         6.05     Termination of Employment Prior to Retirement or Death ..  18
         6.06     Reemployment ............................................  19
         6.07     Manner and Timing of Distributions ......................  21
         6.08     Put Option ..............................................  23
         6.09     Withdrawals During Employment ...........................  25
         6.10     Discharge of Trustees' Obligations to Make Payment ......  25

ARTICLE VII
         AMENDMENT AND TERMINATION ........................................  26
         7.01     Right to Amend or Terminate .............................  26
         7.02     Amendment for Tax Exemption .............................  26


                                      (ii)
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         7.03     Liquidation of Trust in Event of Termination ............  26
         7.04     Termination of Plan and Trust ...........................  27

ARTICLE VIII
         THE TRUSTEES .....................................................  27
         8.01     Trustees ................................................  27
         8.02     Powers of Trustees ......................................  28
         8.03     Investments .............................................  28
         8.04     Method of Purchasing, Holding and Selling Stock of
                  the Company .............................................  28
         8.05     Exercise of Voting Rights ...............................  29
         8.06     Power to Borrow .........................................  29
         8.07     Reliance on Trustees as Owner ...........................  30
         8.08     Liquidation of Assets ...................................  30
         8.09     Evidence on which the Trustees may Act ..................  30
         8.10     Action by Trustees ......................................  31
         8.11     Discretionary Action ....................................  31
         8.12     Employment of Agents ....................................  31
         8.13     Records and Accounting ..................................  32
         8.14     Payment of Taxes ........................................  32
         8.15     Compensation and Expenses of Trustees ...................  33
         8.16     Resignation or Removal of Trustees ......................  33
         8.17     Indemnification .........................................  34

ARTICLE IX
         THE COMPANY ......................................................  34
         9.01     Powers of the Company ...................................  34
         9.02     No Contract of Employment ...............................  34
         9.03     No Contract to Maintain Plan ............................  34
         9.04     Liability of Company ....................................  35
         9.05     Action by Company .......................................  35
         9.06     Successor to Business of Company ........................  35
         9.07     Dissolution of the Company ..............................  36

ARTICLE X
         ESOP LOANS .......................................................  36
         10.01    ESOP Loan ...............................................  36
         10.02    Use of ESOP Loan Proceeds ...............................  36
         10.03    Terms and Conditions ....................................  37


                                      (iii)
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         10.04    Collateral for ESOP Loan ................................  38
         10.05    Suspense Accounts .......................................  38

ARTICLE XI
         ADDITIONAL PARTICIPATING COMPANIES ...............................  38
         11.01    Participation ...........................................  38
         11.02    Entry Date ..............................................  39
         11.03    Administration ..........................................  39
         11.04    Contributions and Forfeitures ...........................  39
         11.05    Termination .............................................  40

ARTICLE XII
         TOP-HEAVY PROVISIONS .............................................  40
         12.01    Article Controls ........................................  40
         12.02    Definitions .............................................  40
         12.03    Top-Heavy Status ........................................  42
         12.04    Minimum Contribution ....................................  42
         12.05    Termination of Top-Heavy Status .........................  43

ARTICLE XIII
         MISCELLANEOUS ....................................................  43
         13.01    Spendthrift Provision ...................................  43
         13.02    Appointment of Person to Receive Payment ................  44
         13.03    Construction ............................................  44
         13.04    Impossibility of Performance ............................  44
         13.05    Named Fiduciaries; Delegation of Responsibility .........  44
         13.06    Definition of Words .....................................  45
         13.07    Titles ..................................................  45
         13.08    Merger or Consolidation .................................  45
         13.09    Service with Acquired Corporations ......................  46
         13.10    Claims Procedure ........................................  46
         13.11    Special Provisions for Certain Leased Employees .........  47
         13.12    Execution of Agreement ..................................  47


                                      (iv)

                               RATH & STRONG, INC.
                           EMPLOYEES' STOCK BONUS PLAN
                           ---------------------------

                                 Trust Agreement
                                 ---------------

                (Amended and Restated Effective January 1, 1989)
                 ----------------------------------------------

         The Trust Agreement made as of the 17th day of September, 1980, by and between RATH & STRONG, INC., a Massachusetts corporation having its principal place of business in Lexington, Massachusetts (the "Company"), and Arnold 0. Putnam of Wellesley, Massachusetts, Romeyn Everdell of Boston, Massachusetts, Raymond J. Arris of York Harbor, Maine, E. Robert Barlow of Winchester, Massachusetts, Woodrow W. Chamberlain of Dallas, Texas, Dan Ciampa of Acton, Massachusetts, and Gerald H. Dorman of Hingham, Massachusetts (the "Trustees") is effective on and after January 1, 1989, amended and restated in its entirety as follows:

                          W I T N E S S E T H   T H A T:

         WHEREAS, the Company recognizes the contribution being made to the successful operation of its business by its employees and desires to reward such contribution by establishing a stock bonus plan for its employees who are or shall hereafter become eligible as participants under the plan embodied herein;

         WHEREAS, several original and/or successor Trustees, have resigned and are replaced hereunder by successor Trustees; and

         WHEREAS, the Company desires to amend and restate the Plan and Trust, in its entirety, effective as of January 1, 1989;

         NOW, THEREFORE, the parties hereto, each in consideration of the covenants, agreements and declarations of the other, mutually covenant, agree and declare as follows:

                                    ARTICLE I
                                    ---------

                                    THE TRUST
                                    ---------

         1.01 Purpose. The Plan and Trust embodied in this Agreement are created
              -------
for the sole purpose of providing retirement and other benefits in the form of deferred stock bonuses to the eligible Employees. The Plan is hereby designated as an employee stock ownership plan within the meaning of Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and
Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the "Code") and as such is designed to invest primarily in qualifying employer securities. Except as expressly authorized in Section 4.05, in no event shall the corpus or income of the Plan be paid or diverted to the Company or be used for any purpose other than the exclusive benefit of the Members or their Beneficiaries; provided, however, that neither the use of qualifying employer securities held by the Plan as a pledge, as collateral or otherwise, to secure any ESOP Loan pursuant to Article X nor any subsequent loss of such securities in connection with a default of such loan shall constitute a violation of this provision.

         1.02 Creation of Trust. There has been hereby  established  hereunder a
              -----------------
trust known as the "RATH & STRONG, INC. EMPLOYEES' STOCK BONUS TRUST." The Trustees shall receive any contributions paid to the Trust in cash or in other property, and all contributions so received, together with the income therefrom, shall be held, managed, and administered as a fund in trust pursuant to the terms of this Agreement. The Trustees hereby affirm their acceptance of the Trust created hereunder and agree to perform the provisions of this Agreement on their part to be performed.

         1.03  Interpretation  of Trust Agreement.  The Trust is established for
               ----------------------------------
the exclusive benefit of the eligible Employees and their Beneficiaries and, so far as possible, this Agreement shall be interpreted in a manner consistent with this intent, with the purposes expressed in Section 1.01, and with the intent of the Company that the Trust established hereunder shall satisfy those provisions of the Code and ERISA.

                                   ARTICLE II
                                   ----------


                                   DEFINITIONS
                                   -----------

         Whenever used herein, unless the context clearly indicates otherwise, the following words shall have the following meanings:

         2.01 "Account" means the account established and maintained for each Member pursuant to Article V.

         2.02 "Affiliated Company" means (a) a member of a controlled group of corporations of which Rath & Strong, Inc. is a member, (b) a corporation or an unincorporated trade or business which is under common control with Rath & Strong, Inc. as determined in accordance with Section 414(c) of the Code and regulations promulgated thereunder, (c) a member of an "affiliated service group" (within the meaning of Section 414(m) of the Code) of which Rath & Strong, Inc. is a member or (d) an organization which is required to be aggregated with Rath & Strong, Inc. pursuant to regulations promulgated under
Section 414(o) of the Code. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in
Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) and
(e)(3)(C).

         2.03 "Agreement" means this Agreement as the same may be amended from time to time.

         2.04 "Allocation Date" means the last day of the Plan Year and any other date which the Trustees in their sole discretion may select.

         2.05 "Anniversary Date" means the first Saturday following December 25 of each year.

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         2.06  "Beneficiary"  means the person or persons (including the trustee of a trust) designated pursuant to the provisions of Section 6.04 of this Agreement to receive distribution of such Member's share upon his death, and includes a co-beneficiary or a contingent beneficiary. The term "Beneficiary" shall also include a Member's surviving spouse if such spouse is deemed the Member's Beneficiary pursuant to Section 6.04.

         2.07 "Board of Directors" means the board of directors of the Company in office from time to time.

         2.08 "Company" means RATH & STRONG, INC., or any successor to all or a major portion of its business which adopts and continues the Plan and Trust pursuant to Section 9.06.

         2.09 "Compensation" means the amount paid by the Company to an Employee as salary, wages, overtime, bonuses and sales commissions as well as the amount of any salary adjustment contributions made by the Company to the Rath & Strong, Inc. Employees' Savings Plan on behalf of such Employee pursuant to Section 401(k) of the Code and any amounts which would have been paid to an Employee as regular compensation but for an election by an Employee under Section 125 of the Code, but does not include contributions or benefits under this Plan or any other employee benefit plan maintained by the Company. A Member's Compensation for any Plan year shall not be taken into account for any purpose of the Plan to the extent that such Compensation exceeds $200,000 (subject to cost-of-living adjustments made by the Secretary of Treasury or his delegate under Section 401(a)(17) of the Code). In determining the Compensation of a Member for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules the term "family" shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the year.

         2.10 "Effective Date" means January 1, 1989, the effective date of this amended and restated Agreement, except as otherwise provided.

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         2.11  "Employee"  means any person who is employed by the  Company.  An
Employee's employment shall be deemed to have commenced on the date on which he first performs an Hour of Service as an Employee.

         2.12  "Hour of Service" means:

                (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company or an Affiliated Company. These hours shall be credited to the Employee for the twelve (12) consecutive month computation period or computation periods in which duties are performed;

                (b) Each hour for which an Employee is paid, or entitled to payment, by the Company or an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty or leave of absence; provided that no more than 501 Hours of Service shall be credited under this paragraph with respect to any single continuous period of absence in which no duties are performed. Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2(b) and (c) of the Department of Labor Regulations which are incorporated herein by this reference;

                (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliated Company. The same hours of service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the twelve (12) consecutive month computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made; and

                (d) Each hour for which an  Employee  is  credited  pursuant  to
Section 3.04;

                (e) Solely for purposes of determining whether a One-Year Break in Service has occurred in a twelve (12) consecutive month computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence: (i) by reason of the pregnancy of the individual; (ii) by reason of the birth of the child of the individual; (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual; or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The total number of hours credited as Hours of Service under this paragraph (e) by reason of any one such pregnancy or placement shall not exceed 501 hours. Hours of Service credited under this paragraph (e) shall be credited in the first twelve consecutive month computation period in which such crediting is necessary to prevent a One-Year Break in Service.

         2.13 "Member" means any Employee who is eligible to participate in the Plan as determined under Article III of this Agreement.

         2.14 "One-Year Break in Service" means any twelve consecutive month computation period during which an Employee has not completed or been credited with more than 500 Hours of Service due to a termination of his employment with the Company, but only if such Member has not been reemployed during such computation period.

         2.15 "Plan" means the "RATH & STRONG, INC. EMPLOYEES' STOCK BONUS PLAN" as set forth herein, as it may be amended from time to time.

         2.16 "Plan Year" means the fiscal year of the Company and the Trust, being the 52-53 week period ending on the Anniversary Date of each year.

         2.17 "Semi-Annual Entry Date" means the first day of each Plan Year and the date six (6) months after the first day of each Plan Year.

         2.18 "Stock" means shares of the voting common stock of the Company.

         2.19 "Trust" means the Trust fund created by this Agreement and held by the Trustees hereunder, including all income, profits and increments thereon.

         2.20 "Trustees" means the trustees herein named and any duly appointed successor trustee or trustees.

         2.21 "Year of Eligibility Service" for any Employee means (a) the twelve (12) consecutive month computation period beginning on the date he first becomes an Employee (whether for the first time or upon reemployment), but only if he has 1,000 or more Hours of Service during such period and (b) each Plan Year commencing after the Employee's date of employment or reemployment during which such Employee is credited with 1,000 or more Hours of Service. In determining an Employee's Years of Eligibility Service, any periods of employment with an Affiliated Company shall be included.

         2.22 "Year of Vesting Service" for any Employee means each Plan Year, and each comparable 52-53 week period prior to December 30, 1979, during which such Employee is, or has been, credited with at least 1,000 Hours of Service. In determining an Employee's Years of Eligibility Service, any periods of employment with an Affiliated Company shall be included. All Years of Vesting Service shall be included in determining an Employee's vested percentage under
Section 6.05.

                                   ARTICLE III
                                   -----------


                                   MEMBERSHIP
                                   ----------

         3.01  Eligibility for Membership.  Each Employee who is a Member on the
               --------------------------
Effective Date shall continue to be a Member under the Plan. Each other Employee, including each future Employee, regardless of age, shall become a Member under the Plan on the Semi-Annual Entry Date coincident with or next following the date on which he completes one (1) Year of Eligibility Service. Notwithstanding the foregoing, the execution of a stock restriction agreement (in the form of the agreement attached as Exhibit A to the Plan) requiring the Employee to offer to sell all shares of Stock which he receives pursuant to the Plan to the Company under certain specified circumstances shall be a condition of eligibility for each Employee who would otherwise become a Member.

         3.02  Determination of Eligibility.  The determination of an Employee's
               ----------------------------
eligibility for membership under the Plan shall be made by the Trustees from the Company's records, and the Trustees' decisions on these matters shall be conclusive and binding upon all persons.

         3.03 Duration of Membership;  Reemployment.  A Member shall continue as
              -------------------------------------
an active Member until his employment with the Company is terminated and, except as otherwise provided in Sections 5.02 and 5.03, shall cease to be an active Member entitled to share in contributions hereunder immediately upon such termination of employment. A former active Member shall once again become an active Member on the date on which he again becomes an Employee of the Company.

         3.04  Unpaid  Leaves  of  Absence.  Except  as  otherwise  specifically
               ---------------------------
provided, an Employee who leaves the Company to enter the armed services of the United States of America and who returns to its employ at or before the expiration of ninety (90) days after the date on which he is first entitled to be so released (or at such later date as the Company may approve or as may be required by law) or an Employee who, with the approval of the Company, is absent from work without pay and on account of sickness, temporary disability, temporary layoff, jury duty, vacation, or for any other similar reason, shall be credited by the Trustees with the number of Hours of Service obtained by multiplying the number of hours in such Employee's regular work week immediately prior to the date such absence began by the duration (in weeks) of the absence. For purposes of granting leaves of absence and determining the number of credited hours, Employees in similar circumstances shall be treated alike in accordance with the standards set forth in Section 8.11. Nothing herein contained shall restrain the Company's right to terminate the employment of any Employees whether or not during a leave of absence. If any Employee shall fail to return from any such absence as required by the Company in accordance with the Plan, such Employee shall retroactively lose all credit for those Years of Eligibility Service and Years of Vesting Service attributable to Hours of Service previously credited to him under this Section 3.04 and such Employee shall be deemed to have terminated employment on the date of his failure to return from his leave of absence as required by the Company or at such later date as may be required by applicable Federal law.


                                   ARTICLE IV
                                   ----------

                                  CONTRIBUTIONS
                                  -------------


         4.01 Company's Contributions. For each Plan Year, the Company shall contribute to the Trust that amount of cash and/or that number of shares of Stock as may be voted by the Directors; provided, however, that the Company's contributions to the Trust for any Plan Year, when added to contributions made by the Company for such Plan Year to all other qualified pension, profit sharing and stock bonus plans maintained by the Company, shall not exceed the amount which equals the maximum amount allowable as a Federal income tax deduction by the Company for such Plan Year under applicable provisions of the Code. Notwithstanding the foregoing, if the Plan borrows money to acquire shares of Stock, the Company may contribute cash to the Plan at such times and in such amounts as are necessary to enable the Plan to meet its obligations under any such loan. In the event that any contribution made by the Company is in excess of the maximum amount allocable as a Federal income tax deduction by the Company for the Plan Year, such excess contribution shall be carried over to a subsequent Plan Year when it can be deducted from the Company's income.

         4.02  Computation  of  Contributions.   The  amount  of  the  Company's
               ------------------------------
contributions for each Plan Year shall be subject to final computation by the Trustees and verification by the Company's independent public accountants. The amount of such contributions, as computed by the Trustees and verified by such accountants, shall be conclusive and binding on all persons.

         4.03 Payment of Contribution.  The Company's contributions to the Trust
              -----------------------
for each Plan Year shall be made at such time or times as the Company determines but not later than the time required by law in order for the Company to obtain a deduction of the amount of such contributions for Federal income tax purposes as determined under the applicable provisions of the Code.

         4.04 Source of Contributions.  Contributions to the Rath & Strong, Inc.
              -----------------------
Employees'   Stock  Bonus  Trust  shall  be  received  only  from  the  Company.
Contributions by Members shall not be permitted.

         4.05 Reversion of Certain  Contributions.  Except as otherwise provided
              -----------------------------------
in Section 4.01, all contributions made by the Company hereunder shall be made upon the condition that such contributions are fully deductible for Federal income tax purposes. In the event that any such deduction is disallowed in whole or in part, then the Company may direct the Trustees to return such contribution (to the extent disallowed) to the Company at any time within the twelve (12) month period commencing on the date of disallowance. In the event the Company shall make a contribution hereunder on the basis of a mistake of fact, the Company may direct the Trustees to return such contribution to the Company at any time within the twelve (12) month period commencing on the date of contribution.

                                    ARTICLE V
                                    ---------

                                MEMBERS' ACCOUNTS
                                -----------------

         5.01  Maintenance  of  Accounts.  The  Trustees  shall  maintain a book
               -------------------------
Account for each Member for the purpose of recording his interest in the Trust. The Account of each Member shall be credited, as of each Allocation Date (except that Company contributions and forfeitures shall be credited only as of an Allocation Date which is also the last day of the Plan Year), with such Member's share of Company contributions, his share of any forfeitures, and his share of the net increase or decrease in the Trust assets by reason of any changes in the value of the Trust assets other than Stock, any earnings on the Trust assets, and any expenses charged against the Trust. Each Member's Account shall be in two parts (Part A and Part B). Part A shall consist of that number of shares representing the Member's share of the Stock (other than Stock held in a suspense account pursuant to Article X) held by the Trust, and Part B shall consist of that number of dollars representing the Member's share of the other assets of the Trust. In maintaining the Accounts of Members and the parts thereof, the Trustees shall adopt such accounting methods or make such equitable adjustments as they determine to be necessary or appropriate as long as such methods or adjustments are consistent with the standards set forth in this Agreement. The Trustees shal1 maintain adequate records of the cost basis of all shares of Stock allocated to each Member's Account. In the event that Trust assets other than Stock are used to acquire Stock or that Stock is disposed of in return for such other assets, the Trustees shall credit the acquired assets to the Account of each Member in proportion to such Member's share of the disposed assets. All determinations under this Section 5.01 shall be in the sole discretion of the Trustees, and their decision with respect to any such matter shall be conclusive and binding on all persons.

         5.02  Compensation  Schedule.  As soon as practicable  after the end of
               ----------------------
each Plan Year for which any contribution as provided for in Article IV is made by the Company to the Trustees, the Company shall deliver to the Trustees a schedule showing the name of each Member (a) who is an Employee on the last day of such Plan Year and who has been credited with 1,000 or more Hours of Service during such Plan Year or (b) who retired, became disabled or died within the meaning of Section 6.02, 6.03 or 6.04 during such Plan Year, and opposite the name of each such Member the amount of his Compensation for such Plan Year, excluding Compensation paid prior to his becoming a Member under the Plan. The schedule shall also contain such other information as the Trustees may reasonably require for the proper administration of the Plan and Trust.

         5.03 Allocation of Contributions.
              ---------------------------

                   (a) Upon receiving the total contribution made by the Company for any Plan Year and the schedule required to be furnished to the Trustees pursuant to Section 5.02, and after the Account balances of the Members have been adjusted as provided in Section 5.05 and forfeitures determined and allocated under Section 5.04, the Trustees shall credit to the Account of each Member whose Compensation is listed on said schedule, a portion of the total amount of the Company's contribution for that Plan Year which bears the same ratio to such total amount as the Member's Compensation listed on said schedule bears to the total Compensation listed on said schedule for all Members.

                   (b) The fact that an allocation has been made of the Company contribution pursuant to subsection (a) of this Section shall not operate to vest in any Member or Beneficiary any right or interest in any specific assets of the Trust, unless specifically stated to the contrary in this Agreement; nor shall such allocation operate to vest any benefits in a Member or Beneficiary, all rights to vested benefits hereunder being governed by the terms of Article VI.

         5.04  Allocation  of  Forfeitures.  Any  amounts  held by the  Trustees
               ---------------------------
representing amounts forfeited pursuant to Section 6.05(d) during the Plan Year shall be allocated to the Members who are entitled to share in the Company contributions for such Plan Year on the same basis as that described in Section
5.03 for the allocation of Company contributions to the Trust.

         5.05 Valuation of Assets Other Than Stock. As of each Allocation  Date,
              ------------------------------------
the Trustees shall determine the total net worth of the Trust assets (other than Stock) by evaluating all of such assets and its liabilities (other than liabilities covered by Article X) as of that date, but excluding from the assets (i) the amount of the contributions made by the Company with respect to the Plan Year which includes said Allocation Date, and (ii) any dividends on Stock which accrued after the preceding Allocation Date ("Current Dividends"). In determining the net worth of such Trust assets, the Trustees shall value such Trust assets at their fair market value and shall determine the fair market value of assets with no readily ascertainable market value on any reasonable basis they deem appropriate. There shall be included as of the Allocation Date, without implied limitation, income on hand, income accrued, dividends payable but not paid, and uninvested cash, whether income or principal; and there shall be deducted as of the Allocation Date, without implied limitation, liabilities accrued (other than liabilities covered by Article X). A determination by the Trustees of the fair market value of any of the Trust assets, or of the net worth of said Trust assets, shall be conclusive and binding upon all persons.

         5.06 Allocation of Trust Assets Other Than Stock. The net worth of such
              -------------------------------------------
Trust assets as determined on each Allocation Date pursuant to Section 5.05 shall be compared with the total of all amounts (other than Stock) standing to the credit of the Accounts of all Members in the Plan as of such Allocation Date, excluding from the Accounts of said Members any Current Dividends and, in the case of an Allocation Date which is also the last day of a Plan Year, forfeitures reallocated to Accounts pursuant to section 5.04 and any amounts credited from the contribution of the Company with respect to the Plan Year ending with said Allocation Date. The excess or deficiency of the net worth as so compared with the total Account balances (other than Stock) for all Members, shall be credited or charged to the Accounts of all such Members in the proportion that each such Account balance bears to the total of all such Account balances. After the adjustments described above, Current Dividends, if any, shall be credited to the Account of each Member in the same proportion as the number of shares of Stock credited to his Account (excluding, in the case of an Allocation Date which is also the last day of the Plan Year, Stock credited from the Company's contribution for such Plan Year) bears to the total number of such shares credited to the Accounts of all Members.

         5.07  Distributions  and Forfeitures.  Whenever the Trustees shall make
               ------------------------------
any distribution to or in behalf of a Member in accordance with the provisions of Article VI, and whenever a Member shall forfeit all or any portion of the amount standing to the credit of his Account in accordance with the provisions of Section 6.05, such Member's Account shall be charged with the amount of such distribution or forfeiture.

         In the event that a Member forfeits a portion of his Account pursuant to Section 6.05(d), such forfeiture shall be made with respect to the various types of assets in his Account on the following basis:

                (a) such forfeiture shall first be made with respect to assets other than Stock, if any;

                (b) to the extent that such forfeiture exceeds the amount of assets available under (a), it shall next be made with respect to Stock, if any, which had not been released to the Member's Account from a Suspense Account established pursuant to Article X; and

                (c) to the extent that such forfeiture exceeds the amount of assets available under (a) and (b), it shall be made with respect to any other Stock credited to the Member's Account.

         5.08 Limitations on Allocations.  Notwithstanding anything herein above
              --------------------------
to the contrary, effective December 27, 1987, the amount credited to the Account of any Member for any Plan Year pursuant to Section 5.03 or 5.04 above or this
Section 5.08 shall be reduced to the extent that such amount would cause the Company contributions, employee contributions, and the forfeitures credited to the accounts of such Member under the Plan and under any other defined contribution plan maintained by the Company or an Affiliated Company for such Plan Year, to exceed the lesser of

                  (A) $30,000 (or if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b) of the Code, as adjusted pursuant to Section 415(d) of the Code), or

                  (B) twenty-five percent (25%) of such Member's compensation (within the meaning of Section 415 of the Code and the regulations thereunder) from the Company and any Affiliated Company for such Plan Year.

         Any reductions required pursuant to the foregoing sentence shall first be made proportionally against allocations of Company contributions and forfeitures to such Member's accounts under this Plan and the Rath & Strong, Inc. Employees' Profit Sharing Plan, and finally (if necessary) against allocations of Company contributions under the Rath & Strong, Inc. Employees' Savings Plan. Any reductions to be made in such Member's Account under this Plan shall be allocated and credited pursuant to the procedures outlined in Section
5.03 above to the Accounts of remaining Members exclusive of any other Member for whom a reduction in the Company's contributions and forfeitures for such Plan Year has been required pursuant to this Section 5.08. Any amount which cannot be allocated pursuant to the preceding sentence shall be held unallocated by the Trustees and shall be treated as if it were a forfeiture to be allocated pursuant to Section 5.04 with respect to the succeeding Plan Year.

         Notwithstanding the foregoing, if no more than one-third (1/3) of the Company contributions for any Plan Year are allocated to the group of Members consisting of highly compensated employees (within the meaning of Section 414(q) of the Code), (1) Company contributions applied to the repayment of interest on an ESOP loan and forfeitures of Stock acquired with the proceeds of such a loan allocated to a Member's Account shall be disregarded in determining the maximum amount that can be allocated to his Account under this Section 5.08, and (2) the amount described in clause (A) above for any Plan Year with respect to any Member shall be equal to the sum of the amount described in clause (A) and the lesser of the amount described in clause (A) or the amount of Stock contributed to the Plan or purchased with cash contributed to the Plan on behalf of such Member. Clause (2) above shall not apply to allocations for Plan Years beginning on or after December 30, 1989.


                                   ARTICLE VI
                                   ----------

                                    BENEFITS
                                    --------

         6.01 Restrictions on Payments and Distributions.  No shares of Stock or
              ------------------------------------------
other property of the Trust shall be paid out or distributed by the Trustees except (a) for the purchase or other acquisition of Stock or other appropriate investments, (b) for defraying the expenses, including taxes, if any, of administering the Trust as elsewhere provided herein, (c) for the repayment of loans or indebtedness or satisfaction of obligations incurred in connection with loans made to the Trust or indebtedness incurred by it, (d) for the purpose of making distributions to or for the benefit of Members in accordance with the provisions of this Article VI, or (e) for the return of Company contributions pursuant to Section 4.05.

         All benefits payable under the Plan shall be paid or provided for solely from the Trust, and the Company assumes no liability or responsibility therefor.

         6.02 Retirement at or After Age 60. Upon retirement of a Member,  which
              -----------------------------
shall be deemed to mean any termination of his employment with the Company at or after his reaching age sixty (60), the Trustees shall distribute, in accordance with the provisions of Section 6.07, the full amount standing to the credit of such Member's Account.

         6.03 Disability  Retirement.  If the Trustees shall  determine,  on the
              ----------------------
basis of such medical evidence as they may reasonably require, that a Member is unable to continue in the employ of the Company by reason of sickness or disability of such Member, the Trustees shall distribute, in accordance with the provisions of Section 6.07, the full amount standing to the credit of such

Member's Account. The Trustees' determination as to whether a Member has become sick or disabled so as to be unable to continue in the employ of the Company shall be conclusive and binding upon all persons.

         6.04 Death Benefits.
              ---------------

                (a) Upon the death of any Member who has a surviving spouse, the Trustees shall distribute the full amount standing to the credit of such Member's Account to the Member's surviving spouse, who shall be the Member's sole Beneficiary unless the exception provided by paragraph (b) of this Section
6.04 applies.

                (b) The requirement of paragraph (a) of this Section 6.04 shall not apply if the Member elects to designate a Beneficiary other than his spouse and his spouse irrevocably consents to such election in a writing that acknowledges the effect of the election, including the identity of the designated Beneficiary (which Beneficiary may not be changed without the consent of the spouse) and the fact that such consent is irrevocable, and that is witnessed by a notary public or a representative of the Plan, or if it is established to the satisfaction of the Trustees that the consent of the surviving spouse could not have been obtained because there is no spouse, because the spouse cannot be located, or because of other circumstances prescribed by regulations under Section 417(a)(2) of the Code.

         A former spouse shall be treated as a surviving spouse to the extent benefits must be paid to such former spouse upon the Member's death pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code), except that no consent shall be required from such former spouse with respect to the designation of a Beneficiary to receive benefits not subject to said order.

                (c) If, and only if, a Member is  permitted  under this  Section
6.04 to designate a Beneficiary other than his surviving spouse, then such Member's accounts shall be distributed in accordance with this paragraph (c) of Section 6.04. Such a Member shall have the right to designate one or more Beneficiaries, including contingent Beneficiaries, entitled to receive the amount payable in behalf of such Member under the provisions of this Plan in the event of death. Such designation shall be made in writing in such manner as the Trustees shall determine. A Member may change such designation from time to time, and may revoke such designation, provided, however, that any subsequent designation must meet the requirements of this Section 6.04. Upon the death of any Member, the Trustees shall distribute, for the benefit of such Member's Beneficiaries and in accordance with the provisions of Section 6.07, the full amount standing to the credit of the Member's Account. If a Member dies without having designated a Beneficiary, or if none of the designated Beneficiaries survives the Member, the duly appointed executor or administrator of the estate of such Member shall be deemed to be his Beneficiary. If a Beneficiary entitled to receive any amount payable on behalf of a Member under the Plan dies prior to having received the entire amount, the undistributed balance, together with any accumulated interest thereon, shall be distributed to such Beneficiary's estate in accordance with Section 6.07.

         6.05 Termination of Employment Prior to Retirement or Death.
              ------------------------------------------------------

                (a) If a Member's employment with the Company is terminated under circumstances other than as provided in Sections 6.02 through 6.04, such Member shall be entitled to a severance benefit equal to a percentage of the amount standing to the credit of his Account, which percentage shall be based upon his Years of Vesting Service and determined in accordance with the following table:


                      Years of                           Percentage
                  Vesting Service                        of Account
                  ---------------                        ----------
                  Less than 2                                    0%
                            2                                   20%
                            3                                   40%
                            4                                   60%
                            5                                   80%
                            6 or more                          100%

         Solely for purposes of this Section 6.05, in the case of an Employee who terminates employment with the Company and immediately thereafter becomes an employee of an Affiliated Company, such individual shall be deemed not to have terminated his employment with the Company until he subsequently terminates his employment with the Affiliated Company.

                (b) The severance benefit determined in accordance with the provisions of this Section 6.05 shall never be adjusted or altered in any fashion on account of any Years Vesting Service which the Member completes upon any reemployment with the Company, except as provided in Section 6.06.

                (c) The determination of the amount to which such Member is entitled in accordance with this Section 6.05 shall be made by the Trustees, and the Trustees' determination shall be conclusive and binding upon all persons.

                (d) Any amounts standing to the credit of a Member's Account to which he is not entitled at the time of his termination of employment shall be forfeited by him upon the earlier of the payment of the full amount to which such Member is entitled under the Plan or the occurrence of five (5) consecutive One-Year Breaks in Service by such Member. For purposes of the preceding sentence, a terminated Member who is not entitled to receive any amount under the Plan shall be deemed to have received the entire amount to which he is entitled on the date his employment terminates and shall forfeit his entire Account as of that date. The non-vested portion of a Member's Account shall be retained in the Trust in a suspense account until forfeited in accordance with this subsection. The suspense accounts shall not be adjusted for earnings or losses.

         6.06 Reemployment. If a terminated Member is reemployed by the Company,
              ------------
he shall again become a Member upon reemployment as provided in Section 3.03. All future Company contributions on his behalf shall be credited to his Account, and all his prior Years of Vesting Service shall be restored for the purpose of calculating the vested portion of such Account.

If such a terminated Member was not 100% vested under Section 6.05(a) at the time of his prior termination, the following special provisions shall apply:

                (a) If such a terminated Member is reemployed after incurring five (5) or more consecutive One-Year Breaks in Service, he shall have no right to the previously forfeited portion of his Account, and any undistributed vested portion of his Account shall be held in a separate (fully vested) account until such Member becomes 100% vested under Section 6.05(a) whereupon such separate account shall be merged into his regular Account.

                (b) If such a terminated Member is reemployed before incurring five (5) consecutive One-Year Breaks in Service, the full amount, if any, which was forfeited from his Account as a result of his prior termination shall be restored to his Account, provided that no amounts have been forfeited from his Account, or that no distribution has previously been made to such Member on account of his prior termination of employment.

         If the non-vested portion of the Member's Account has been forfeited on account of a prior distribution to the Member, the Member shall have the right to repay to the Trust the full amount which was distributed to him from the Plan. Such repayment must be made before the earlier of five (5) years from the Member's reemployment date, or the close of the first period of five (5) consecutive Breaks in Service following the distribution. Upon such repayment, the amount of such repayment, plus the amount which was previously forfeited, shall be restored to the Member's Account. Such restoration shall be made initially from amounts forfeited by other Members pursuant to Section 6.05(d) and then, if necessary, from Company contributions. In making such restoration, the Trustees shall first utilize any available forfeitures, then Company contributions and finally, if necessary, the net investment earnings and gains of the Trust.

                (c) If such a terminated Member incurs his first One-Year Break in Service prior to December 29, 1985, the provisions of the Plan as then in effect shall control.

         6.07 Manner and Timing of Distributions.
              ----------------------------------

                (a) Whenever a Member's Account becomes distributable pursuant to Sections 6.02 through 6.05 hereof to such Member or his Beneficiary, distribution of said Account shall be made by the payment of the full amount distributable in one lump sum, in cash (to the extent of Part A of such Account) and in shares of Stock (to the extent of Part B of such Account); provided, however, that the Trustees may not distribute cash representing the value of Part A of such Account unless such Member (or his Beneficiary) has been notified that he has the right to demand that shares of Stock be distributed to him and has failed to make such a demand by such date as the Trustees may reasonably prescribe; and provided further that the Trustees may in any event distribute cash in lieu of fractional shares. If cash is to be distributed in lieu of shares of Stock, the Trustees may either sell such shares and distribute the cash proceeds or utilize cash already held in the Trust.

                (b) Whenever during any Plan Year, the amount standing to the credit of a Member's Account becomes distributable pursuant to Sections 6.02 through 6.05, the Trustees shall distribute the number of shares of Stock and the amount of cash, if any, due such Member or his Beneficiary hereunder as soon as reasonably practicable after the event triggering the distribution, and any additional amount credited to his Account for the year of retirement, disability or death shall be distributed at such later time as that amount is ascertained.

                (c) Notwithstanding any provision elsewhere herein to the contrary, in order to comply with Sections 401(a)(9), 401(a)(14), 411(a)(ll), 414(p) and 417 of the Code the following provisions shall apply:

                    (i) If a Member's aggregate Account balance to be distributed upon retirement, disability or severance under
                    Section 6.02, 6.03 or 6.05 are greater than $3,500, such Account shall not be distributed in whole or in part until the Member attains age sixty-two (62) or dies, whichever is earlier, unless the Member consents to such earlier distribution in writing.

                    (ii) In no event shall distribution of benefits to a Member begin later than the April 1 next following the calendar year in which such Member (A) attains age seventy and one-half (70-1/2), or (B) terminates employment with the Company, whichever is later. Clause (B) shall not apply in the case of a Member who is a "5% owner" (within the meaning of Section 416(i)(1)(B)(i) of the Code) at any time during the five-Plan-Year period ending in the calendar year in which the Member attains age 70-1/2 and in any case, shall not apply to any Member who attains age 70-1/2 after December 31, 1987. The date on which distribution is required to begin under this subsection (ii) shall be known as the "Required Distribution Date".

                    (iii) If a Member dies before his Required Distribution Date, his entire interest shall be paid to the Member's Beneficiary in a lump sum no later than December 31 of the calendar year containing the fifth (5th) anniversary of the Member's death. For purposes of this subsection (iii), a Member's designated Beneficiary shall be determined in accordance with regulations promulgated under Section 401(a)(9) of the Code.

                    (iv) In no event (unless the Member otherwise consents in writing) shall the distribution of a Member's Account begin later than the sixtieth (60th) day after the close of the Plan Year in which the later of the following events occurs:

                        (A)   the Member's sixtieth (60th) birthday; or

                        (B) the tenth (10th) anniversary of the date on which the Member first became a Member; or

                        (C) the Member's termination of employment with the Company.


         6.08 Put Option.  In the event that shares of Stock are  distributed by
              ----------
the Trustees to a Member or his Beneficiary, then such Member or Beneficiary, or any donee of, any trustee or custodian of any individual retirement account established by, or any person to whom such Stock passes by reason of the death of, such Member or Beneficiary (all such persons being collectively referred to herein as a "Covered Holder"), shall have a put option with respect to such Stock containing the following terms and conditions:

                (a)  The put  option  shall  be  exercisable  only by a  Covered
Holder.

                (b) The put option shall permit the Covered Holder to require the Company to purchase all, but not less than all, of such Stock and shall be exercisable at least during a sixty (60) day period commencing on the date the Stock is distributed and, if the put option is not exercised within such sixty
(60) day period, during an additional sixty (60) day period in the following Plan Year, in accordance with applicable regulations.

                (c) The put option shall be exercisable at a price which is equal to the fair market value of the Stock, determined as of the last day of the Plan Year coincident with or immediately preceding the date on which the Company receives notice of the exercise.

                (d) The Company may in its discretion elect to pay the purchase price in equal annual installments over a period of not more than five (5) years.

                (e) At the time the put option is exercised, the Trustees may, with the consent of the Company, assume all of the rights and obligations of the Company with respect to the put option and upon the satisfaction of such obligations by the Trustees, the Covered Holder shall have no further claim against either the Company or the Trustees with respect to the put option.

                (f) It is intended that the put option  provided by this Section
6.08 shall satisfy the requirements of Section 409(h) of the Code and any regulations promulgated thereunder; provided, however, that the provision of Sections 409(h)(5) and (6) of the Code shall apply only to distributions attributable to stock acquired after December 31, 1986. The foregoing provisions of this Section 6.08 shall be effective only to the extent they are, and shall be applied and interpreted in a manner which is, consistent with said Section 409(h) and any such regulations.

                (g) The Company hereby agrees to execute such documents and take such other action as it determines, in good faith, to be necessary for the purpose of effecting the put option required by this Section 6.08.

                (h) Notwithstanding the foregoing, if, in the opinion of legal counsel to the Company, the purchase of shares of Stock by the Company pursuant to this Section 6.08 would, at the time the Company receives notice from a Covered Holder pursuant to (b) above, result in a violation of any applicable Federal or state statute, law, regulation or rule, or any judicial or administrative decree or order, or in the breach of any loan or other agreement of the Company relating to indebtedness for borrowed money, or would cause any director, officer or stockholder of the Company potentially to be liable to the Company or its creditors pursuant to any applicable Federal or state statute, law, regulation or rule, or any judicial or administrative decree or order, the Company shall be relieved of any and all obligations to repurchase the shares of Stock from such Covered Holder under this Section 6.08, and such Covered Holder shall not have any further rights under this Section 6.08.

         6.09 Withdrawals During Employment. With respect to the first Plan Year
              -----------------------------
in which a Member has both attained age fifty-five (55) and has completed at least ten (10) years of Plan membership, and with respect to each of the five
(5) succeeding Plan Years, such Member may elect to receive an amount from his Account not exceeding the "withdrawable amount" determined as of the end of such Plan Year, provided that this Section 6.09 shall not apply if the fair market value of the Stock acquired after December 31, 1986 and allocated to a Member's Account is $500 or less on the day before the day on which a Member is first eligible to make an election under this Section 6.09. Such election must be filed in writing with the Trustees during the ninety (90)-day period immediately following the end of the Plan Year to which it relates. Any distribution required to be made under this Section 6.09 shall be made in accordance with the provisions of Section 6.07(a) no later than one hundred eighty (180) days after the end of the Plan Year to which such distribution relates.

         For purposes of this Section 6.09, the "withdrawable amount" for any Plan Year is equal to (i) twenty-five percent (25%) of the sum of (A) the portion of the Member's Account balance as of the end of the Plan Year attributable to Stock acquired by the Trust after December 31, 1986 and (B) all amounts previously distributed to the Member pursuant to this Section 6.09, minus (ii) all amounts previously distributed to the Member pursuant to this
Section 6.09; provided, however, that in calculating the withdrawable amount for the sixth (and final) Plan Year to which this section relates, fifty percent (50%) shall be used in lieu of twenty-five percent (25%). The portion of the Member's Account balance attributable to Stock acquired by the Trust after December 31, 1986 shall be determined by multiplying the number of shares of Stock then credited to his Account by a fraction, the numerator of which is the total number of shares of Stock acquired by the Trust after December 31, 1986 (not to exceed the number of shares held by the Trust on the date of determination) and the denominator of which is the total number of shares of Stock held by the Trust on the date of determination.

         6.10 Discharge of Trustees'  Obligations to Make Payment.  Whenever the
              ---------------------------------------------------
Trustees are required to make any payment or payments to any person in accordance with the provisions of this

Article VI or Article VII, the Company shall notify the Trustees in writing of such person's last known address as it appears in the Company's records; and the obligation of the Trustees to make such payment or payments shall be fully discharged by mailing the same to the address specified by the Company.


                                   ARTICLE VII
                                   -----------

                            AMENDMENT AND TERMINATION
                            -------------------------

         7.01 Right to Amend or Terminate. The Company reserves the right at any
              ---------------------------
time and from time to time to amend this Agreement, or discontinue or terminate the Plan and Trust by delivering to the Trustees a copy of an amendment or appropriate Board of Directors' resolution of discontinuance or termination certified by an officer of the Company; provided, however, that except as provided in Section 7.02, the Company shall have no power to amend or terminate this Agreement in such manner as would cause or permit any of the trust assets to be diverted to purposes other than for the exclusive benefit of the Employees of the Company or their Beneficiaries or estates or would cause a reduction in the amount theretofore credited to any Member's Account or would cause or permit any portion of the Trust assets to revert to or become the property of the Company; and provided further that the duties or liabilities of the Trustees shall not be increased without their written consent.

         7.02  Amendment for Tax  Exemption.  The Company  reserves the right to
               ----------------------------
amend this Agreement and the Plan and Trust hereunder in such manner as may be necessary or advisable so that said Trust may qualify and continue to qualify as an exempt employees' trust under the provisions of the Code as now in force or as it may hereafter be changed or amended; and any such amendment may be made retroactively.

         7.03  Liquidation  of Trust in Event of  Termination.  In the  event of
               ----------------------------------------------
termination or partial termination (within the meaning of Section 411(d)(3) of the Code) of this Plan and Trust, or complete discontinuance of contributions thereto by the Company, the rights of all Members (or, in the case of a partial termination, the Members affected thereby) to amounts theretofore credited to their Accounts shall be fully vested and nonforfeitable. In the event of such termination, partial termination or discontinuance, the Trustees shall hold the assets of the Trust in accordance with the provisions of the Plan and distribute such assets from time to time to Members entitled thereto in accordance with such provisions; provided that the Company in its discretion may direct the Trustees to apply the amount standing to the credit of an affected Member's Account for his benefit, in accordance with Section 6.07, at any time after such termination, partial termination or discontinuance but prior to the time when such Member would otherwise become entitled thereto under the Plan. In the event that the Company shall terminate the Trust at any time prior to the complete distribution of all property held by the Trustees pursuant to such provisions, the Trustees shall (a) pay the liabilities, if any, of the Trust; (b) value the remaining assets of the Trust as of the date of termination and adjust the Accounts of the Members in accordance with Section 5.06; and (c) distribute the assets of the Trust in Stock or partly in Stock and partly in cash to and among the Members in liquidation in proportion to the amounts standing to the credit of their respective Accounts under the Trust as of the termination date.

         7.04  Termination  of Plan and Trust.  This  Agreement and the Plan and
               ------------------------------
Trust hereunder shall in any event terminate whenever all property held by the Trustees shall have been distributed in accordance with the terms hereof.


                                  ARTICLE VIII
                                  ------------

                                  THE TRUSTEES
                                  ------------

         8.01 Trustees. There shall be such number of Trustees of the Trust fund
              --------
as the Company may from time to time determine, any or all of whom may be officers or employees of the Company or any other individuals or entities.

         8.02 Powers of  Trustees.  It shall be the duty of the Trustees to hold
              -------------------
and, subject to the provisions of this Article, to invest and reinvest the funds of the Trust and to make distributions therefrom in accordance with the Plan. The Trustees are hereby vested with all powers and authority necessary in order to carry out their duties and responsibilities in connection with the administration of the Plan and Trust as herein provided, and are authorized to make such rules and regulations as they may deem necessary to carry out the provisions of the Plan and Trust. The Trustees shall determine any question arising in the administration, interpretation and application of the Plan and Trust, and the decision of the Trustees shall be conclusive and binding on all persons. For all purposes of ERISA, the Trustees shall be the "administrator" of the Plan.

         8.03 Investments.  Subject to all outstanding obligations of the Trust,
              -----------
the Trustees shall invest and reinvest the funds of the Trust and keep the same invested, without distinction between principal and income, in shares of Stock; provided, however, that the Trustees may, in the event that Stock is not reasonably available, hold the assets of the Trust in cash or invest in United States Government obligations, savings or other depositary accounts maintained by banks or trust companies, or other similar short-term, fixed-income obligations. In accordance with the purposes of the Plan, it is intended that all or a substantial portion of the assets of the Trust shall be invested in shares of Stock, to the extent that such shares are reasonably available.

         8.04 Method of  Purchasing,  Holding and Selling  Stock of the Company.
              -----------------------------------------------------------------
The Trustees may purchase Stock from the Company or from any stockholder of the Company, in either case at a price not in excess of the fair market value of such Stock at the time of purchase. The fair market value of any shares of Stock shall be subject to final determination by the Trustees; and shall for all purposes of the Plan be based upon the value of such Stock as determined by an independent appraiser (within the meaning of Section 401(a)(28) of the Code) as of an Allocation Date. The Trustees may keep the Stock and any other securities or other property of the Trust in the name of some other person, firm or corporation or in their own names without disclosing their fiduciary capacity. The Trustees may purchase or sell at public auction or by private contract, redeem, or otherwise realize upon such Stock, securities, or other property and for such purposes may execute such instruments and writings and do such things as they shall deem proper.

         8.05 Exercise of Voting Rights.
              -------------------------

                (a) Except as otherwise provided in subsection (b), the Trustees are hereby authorized to vote upon the Stock and any other securities comprising the Trust or otherwise consent to or request any action on the part of the issuer of such securities, and to give general and special proxies or powers of attorney, with or without power of substitution, and to participate in reorganizations, recapitalizations, consolidations, mergers and similar transactions with respect to such securities; and generally to exercise any of the powers of an owner with respect to the Stock or other securities which the Trustees deem to be for the best interest of the Trust to exercise.

                (b) Each Member shall have the right and shall be afforded the opportunity to direct the Trustees as to how the Stock (including fractional interests therein) which has been allocated to such Member's Account shall be voted with respect to any corporate matter which (by law or charter) must be decided by more than a majority vote of outstanding shares voted, and the Trustees shall vote such shares in accordance with such directions. The Trustees shall take such action as they determine, in their sole discretion, to be appropriate in order to enable the Members to direct the voting of Stock in accordance with the preceding sentence. The Trustees shall not vote any such shares as to which directions from the Members have not been received.

         8.06 Power to Borrow.  Subject  to the  provisions  of Article X in the
              ---------------
case of an "ESOP Loan" as therein defined, the Trustees are hereby authorized to borrow money for the purposes of this Trust upon such terms and conditions as they, in their sole discretion, may determine, and for any amount so borrowed to issue the promissory note of the Trustees and to secure the repayment thereof by pledge, mortgage, hypothecation or other similar arrangement of all or any part of the property so purchased, and no person loaning money to the Trustees shall be bound to see to the application of the money loaned or to inquire into the validity of any such borrowing.

         8.07 Reliance on Trustees as Owner. No person dealing with the Trustees
              -----------------------------
shall be required to take any notice of this Agreement, but all persons so dealing shall be protected in treating the Trustees as the absolute owners with full power of disposition of all monies, Stock, securities and other property of the Trust, and all persons dealing with the Trustees are released from inquiry into the decision or authority of the Trustees and from seeing to the application of monies, Stock, securities or other property paid or delivered to the Trustees.

         8.08 Liquidation of Assets.  The Trustees shall not be required to make
              ---------------------
any payments hereunder in excess of the net realizable value of the assets of the Trust at the time of such payment. In the event that cash is required by the Trustees to effect any action or distribution under this Trust, or to pay any expenses of this Trust, or for any reason deemed sufficient by the Trustees, they shall take such action as to the sale or other disposition of the Stock or other property comprising a part of the Trust as will provide an amount of cash sufficient for the purpose.

         8.09  Evidence on which the  Trustees  may Act. In taking any action or
               ----------------------------------------
determining any fact or question which may arise under this Trust, the Trustees may, with respect to the affairs of the Company or its employees, rely upon any statement by the Company with respect thereto. In the event that any dispute may arise regarding the payment of any sums or regarding any act to be performed by the Trustees, the Trustees may, in their sole discretion, retain such payment or postpone the performance of such act until actual adjudication of such act shall have been made in a court of competent jurisdiction, or until they have been indemnified against loss to their satisfaction; provided, however, that in the event of any such dispute, the Trustees may rely upon and act in accordance with any directions received from the Company.

         8.10 Action by Trustees.  The Trustees shall act by a majority of their
              ------------------
number at the time in office and such action may be taken either by vote at a meeting or in writing without a meeting. The Trustees may by such majority action authorize any one or more of their number to execute any document or documents or to take any other action on behalf of the Trustees, and in such event any one of the Trustees may certify in writing to any person the taking of such action and the name or names of the Trustee or Trustees so authorized, including himself. Any such person shall be protected in accepting and relying upon any such document or certificate and is released from inquiry into the authority of any of the Trustees.

         8.11  Discretionary  Action.  Whenever  under  the  provisions  of this
               ---------------------
Agreement the Trustees are given any discretionary power or powers, such power or powers shall not be exercised in any manner as to cause any discrimination in favor of or against any Employee or class of Employees. Any discretionary action taken by the Trustees hereunder shall, to the extent possible, be consistent with any prior discretionary action taken by them under similar circumstances and to this end the Trustees shall keep a record of all discretionary action taken by them under any provisions hereof.

         8.12  Employment of Agents.  The Trustees may employ agents,  including
               --------------------
but not limited to investment counsels, insurers, custodians, appraisers, accountants or attorneys, to exercise and perform such of the powers and duties of the Trustees hereunder as the Trustees may delegate to them, and otherwise to render such services in connection with the administration of the Trust Fund as the Trustees may direct, and the Trustees may enter into agreements setting forth the terms and conditions of such service. The compensation of such agents shall be an expense chargeable to the Trust Fund in accordance with Section
8.15. The Trustees shall be fully protected in delegating any such power or duty to or in acting upon the advice of any such agent, in whole or in part, and shall not be liable for any act or omission of any such agent, the Trustees' only duty being to use reasonable care in the selection of any such agent.

         8.13  Records and  Accounting.  The  Trustees  shall keep  accurate and
               -----------------------
detailed records of their transactions hereunder and all their accounts, books and records relating thereto shall be open at all reasonable times to the inspection of the Company and its authorized representatives. The Trustees shall render in writing, at least once each twelve (12) months, accounts of their transactions under this Agreement to the Company and the Company may approve such accounts of the Trustees by an instrument in writing delivered to the Trustees. In the absence of the filing in writing with the Trustees by the Company of exceptions or objections to any such account within sixty (60) days after the receipt by the Company of any such account, the Company shall be deemed to have approved such account; and in such case, or upon the written approval of the Company of any such account, the Trustees shall be released, relieved and discharged by the Company with respect to all matters and things set forth in such account. If the Trustees and the Company cannot amicably settle the questions raised by any exception or objection raised by the Company to any account, the Trustees and the Company shall have the right to have such questions settled by judicial proceedings. Nothing herein contained shall be construed as depriving the Trustees of the right to have a judicial settlement of their accounts. Except as may otherwise be required by applicable Federal law, no person interested in the Trust or otherwise than the Company may require an accounting or bring any action against the Trustees with respect to the Trust or with respect to their actions as Trustees. In any proceeding instituted by the Trustees and the Company, or either of them, with respect to an accounting, only the Company and the Trustees shall be the necessary parties. The Trustees shall from time to time make such other reports and furnish such other information concerning the Trust as the Company may in writing reasonably request or as may be required by applicable Federal law.

         8.14  Payment of Taxes.  The Trustees  shall upon the  direction of the
               ----------------
Company pay out of the Trust Fund any and all taxes of any and all kinds, including without limitation property taxes and income taxes levied or assessed under existing or future laws upon or in respect of the Trust or any monies, securities or other property forming a part thereof or the income therefrom subject to the terms of any agreements or contracts made with respect to trust investments which make other provision for such tax payments. The Trustees may assume that any taxes assessed on or in respect of the Trust or its income are lawfully assessed unless the Company shall in writing advise the Trustees that in the opinion of counsel for the Company such taxes are or may be unlawfully assessed. In the event that the Company shall so advise the Trustees, the Trustees will, if so requested in writing by the Company, contest the validity of such taxes in any manner deemed appropriate by the Company or its counsel; or the Company may itself contest the validity of any such taxes in the name of the Trustees; and the Trustees agree to execute all documents, instruments, claims and petitions necessary or advisable in the opinion of the Company or its counsel for the refund, abatement, reduction or elimination of any such taxes.

         8.15  Compensation  and Expenses of Trustees.  The Trustees shall serve
               --------------------------------------
without compensation for services as such, but all expenses of the Trust (including those arising under Section 8.14 hereof) may be paid by the Company at its option and unless or until so paid shall constitute a charge upon the Trust to be paid by the Trustees out of the assets of the Trust. Such expenses shall include any expenses incident to the functioning of the Plan, including, but not limited to attorneys' fees and the compensation of other agents, accounting and clerical charges, expenses, if any, of being bonded as required by ERISA, and other costs of administering the Plan and managing the Trust.

         8.16  Resignation or Removal of Trustees.  Any Trustee acting hereunder
               ----------------------------------
may resign at any time upon thirty (30) days' written notice to the Company, and the Company may remove any Trustee upon thirty (30) days' written notice to the Trustee; but the parties may by written instrument waive such notice.

         If any Trustee shall die, resign, be removed or for any other reason cease to be Trustee, he shall be replaced by a successor to be appointed by the Board of Directors. Any resignation or removal of the Trustee or appointment of a new Trustee shall be by instrument in writing and shall become effective on the date therein specified. Any successor Trustee shall have the same powers and duties as the succeeded Trustee, subject to such changes as the Company may then determine. The appointment of any successor Trustee or Trustees hereunder shall without any separate instrument or conveyance immediately vest title to the assets of the Trust in such successor Trustee or Trustees.

         8.17 Indemnification. The Company shall indemnify and hold harmless the
              ---------------
Trustees from and against any and all claims, losses, damages, expenses (including reasonable attorneys' fees approved by the Company), and liability (including any reasonable amounts paid in settlement with the Company's approval), arising from any act or omission of the Trustees, except when the same is judicially determined to be due to the willful misconduct of the Trustees.

                                   ARTICLE IX
                                   ----------

                                   THE COMPANY
                                   -----------


         9.01 Powers of the Company.  The Company  shall have the power to amend
              ---------------------
or terminate the Plan and Trust as provided in Article VII, to appoint and remove the Trustees as provided in Article VIII, and to do such other acts and things as are provided elsewhere herein.


         9.02 No Contract of  Employment.  This Trust shall not be  construed as
              --------------------------
creating any contract of employment between the Company and any Member, Employee or other person, and nothing herein contained shall give any person the right to be retained in the employ of the Company or otherwise restrain the Company's right to deal with its employees, including Members and Employees, and their hiring, discharge, layoff, compensation, and all other conditions of employment in all respects as though this Trust did not exist.

         9.03 No  Contract  to  Maintain  Plan.  The  Company  does not,  by the
              --------------------------------
creation of the Trust, enter into any agreement to maintain the Trust or to make any future contributions thereto or to reimburse expenses incurred hereunder. Each contribution by the Company shall be voluntary, and the Company reserves the right to suspend payment of its contributions hereunder, and no party hereto nor any Member nor any other person shall have any cause or right of action against the Company by reason of any failure by the Company to make contributions to the Trust, or by reason of any action by the Company in terminating the Plan and Trust.

         9.04  Liability of Company.  Subject to its  agreement to indemnify the
               --------------------
Trustees as provided in Section 8.17 and except as otherwise provided by applicable Federal law, neither the Company nor any person acting on behalf of the Company shall be liable for any act or omission on the part of any Trustee, or for any act performed or the failure to perform any act by any person with respect to this Agreement, the Plan or Trust, the Company's only duty being to use reasonable care in the selection of the Trustees.

         9.05 Action by Company.  Whenever under the terms of this Agreement the
              -----------------
Company is permitted or required to take any action, such action shall be taken by the Board of Directors or by any officer of the Company thereunto duly authorized, by the Board of Directors or otherwise. In such event, any such officer may certify to the Trustees or any person the taking of such action and the name and names of the officers so authorized, including himself. The execution of any direction, document or certificate on behalf of the Company by any of its officers shall constitute his certification of his authority with respect thereto, and the Trustees or other person shall be protected in accepting and relying upon any such direction, document or certificate and are released from inquiry into the authority of any officer of the Company.

         9.06  Successor  to Business of Company.  Unless this Plan and Trust be
               ---------------------------------
sooner terminated, a successor to the business of the Company, by whatever form or manner resulting, may continue the Plan and Trust by executing an appropriate supplemental agreement and such successor shall ipso facto succeed to all the rights, powers and duties of the Company hereunder. The employment of any Employee who has continued in the employ of such successor shall not be deemed to have been terminated or severed for any purposes hereunder by reason of such succession.

         9.07  Dissolution  of the  Company.  In the event  that the  Company is
               ----------------------------
dissolved by reason of bankruptcy or insolvency or otherwise, without any provision being made for the continuation of this Plan and Trust by a successor to the business of the Company, the Plan and Trust hereunder shall terminate, and the Trustees shall proceed in the same manner as though the Plan and Trust were being terminated by the Company as provided in Section 7.01.


                                    ARTICLE X
                                    ---------

                                   ESOP LOANS
                                   ----------

         10.01 ESOP Loan. For purposes of this Article X, an "ESOP Loan" means a
               ---------
loan (including any installment payment obligation incurred in connection with an acquisition of Stock) made to the Trust by a party in interest (as that term is defined in Section 3(14) of ERISA) or a loan (including any installment payment obligation incurred in connection with an acquisition of Stock) to the Trust which is guaranteed by a party in interest and which, in either case, satisfies all of the requirements for an exempt loan under Section 408(b)(3) of ERISA and Section 4975(d)(3) of the Code and all applicable regulations thereunder (such statutes and regulations being collectively referred to herein as the "ESOP Rules").

         10.02 Use of ESOP Loan  Proceeds.  The Plan and Trust are  designed  to
               --------------------------
invest primarily in Stock and the Trustees are hereby authorized and directed to acquire shares of Stock to the extent such Stock is reasonably available. To effectuate this purpose, the Trustees are hereby authorized to enter into ESOP Loans and are directed to apply the proceeds thereof to the acquisition of shares of Stock in accordance with Section 8.04 or to the repayment of a prior ESOP Loan. All Stock acquired with the proceeds of an ESOP Loan shall, both while held by the Trustees and while held by a "Covered Holder" (as defined in
Section 6.08), be free from any put, call or other option, or any buy-sell or similar arrangement; provided, however, that all such Stock shall be subject to
(a) the restrictions on transfer set forth in the stock restriction agreement appended hereto as Exhibit A, and (b) the put option described in Section 6.08 The provisions of this Section 10.02 and of Section 6.08 shall continue in effect with respect to any shares of Stock acquired with the proceeds of an ESOP Loan notwithstanding the fact that the ESOP Loan has been repaid or that the Plan has ceased to be an employee stock ownership plan within the meaning of Section 407(d)(6) of ERISA and Section 4975(e)(7) of the Code.

         10.03 Terms and Conditions. Any such ESOP Loan shall be upon such terms
               --------------------
and conditions, consistent with the ESOP Rules and this Article X, as the Trustees shall determine. Such terms and conditions shall in addition to those terms and conditions required by the ESOP Rules, include the following:

                (a) the recourse of the lender against the Trust shall be limited to one or more of the following: (i) any collateral given for the ESOP Loan, (ii) Company contributions made subsequent to the date of the ESOP Loan, and (iii) earnings attributable to such collateral or the investment of such contributions;

                (b) the aggregate of all payments under the ESOP Loan by the Trust shall not exceed the aggregate of items (ii) and (iii) under (a) above at the date of any such payment;

                (c) in the event of a default under an ESOP Loan, the value of Trust assets transferred to the lender shall not exceed the amount of the default, provided further that if the lender is a party in interest a transfer of Trust assets upon default shall be made only if, and to the extent of, the Trust's failure to meet the ESOP Loan's payment schedule;

                (d) the interest rate must not be in excess of a reasonable rate;

                (e) the ESOP Loan must be for a specific term and may not be payable at the demand of any person, except in the case of default.

         10.04  Collateral for ESOP Loan. The Trustees are hereby  authorized to
                ------------------------
collateralize an ESOP Loan by giving a security interest in all or any portion of the Stock acquired with the proceeds of said Loan (or the proceeds of a previous ESOP Loan repaid by said Loan). No other Trust assets may be so used as collateral. In the event that Stock is used by the Trustees as collateral for an ESOP Loan, such Stock shall be released from such encumbrance at an annual rate which is geared to either the rate of total repayment (principal plus interest) of the ESOP Loan or the rate of principal repayment of the ESOP Loan, provided that all applicable requirements of the ESOP Rules shall be satisfied in either case.

         10.05  Suspense  Accounts.  All Stock  acquired with the proceeds of an
                ------------------
ESOP Loan shall be credited to a Suspense Account rather than allocated among the Members' Accounts. If such Stock is being used as collateral, it shall be withdrawn from the Suspense Account at the same time and on the same basis as it is released from encumbrance. If such Stock is not used as collateral, it shall be withdrawn from the Suspense Account as if it had been so used and was being released from encumbrance at a rate geared to total (principal plus interest) repayment of the ESOP Loan. At the time such stock is withdrawn from the Suspense Account, it shall be allocated among the Members' Accounts in accordance with the terms of the Plan. No Member shall have any interest in, or rights with respect to, any Stock while it is held in a Suspense Account. In the event that any Stock held in a Suspense Account is sold, the proceeds may be used to repay the ESOP Loan, and any excess amount (including any shares of Stock released from encumbrance by reason of such repayment) shall be allocated among the Accounts of all Members in accordance with the provisions of Section 5.05.

                                   ARTICLE XI
                                   ----------

                       ADDITIONAL PARTICIPATING COMPANIES
                       ----------------------------------

         11.01 Participation. Any subsidiary or affiliate of Rath & Strong, Inc.
               -------------
may, with the consent of Rath & Strong, Inc., become a participating employer by action of the board of directors of such subsidiary or affiliate to adopt the Plan and Trust as a Plan and Trust for the benefit of its Employees, but only if shares of Stock constitute "qualifying employer securities" within the meaning of Section 407(d)(5) of ERISA with respect to a plan maintained by such subsidiary or affiliate. Any such additional participating employer is hereinafter referred to in this Article XI as a "Participating Subsidiary." A Participating Subsidiary may, with the consent of Rath & Strong, Inc., continue to be a Participating Subsidiary under the Plan even though it ceases to be a subsidiary or affiliate of Rath & Strong, Inc. Prior to March 19, 1985, Rath & Strong Systems Products, Inc. was a participating employer in the Plan. As of such date, Rath & Strong Systems Products, Inc. ceased to be a participating employer and all members of the Plan who were Employees of Rath & Strong Systems Products, Inc. became fully vested in amounts theretofore credited to their Accounts.

         11.02 Entry Date. The  participation  of any  Participating  Subsidiary
               ----------
shall take effect as of the Semi-Annual Entry Date coincident with or next following the date of its action to adopt the Plan and Trust or such other date as it may specify.

         11.03 Administration. Each Participating Subsidiary shall be deemed the
               --------------
"Company" and shall have and exercise all the rights, powers, and duties thereof with respect to the Plan as applied to itself and its Employees and that part of the Trust which represents Accounts of Members employed by it. Subject to
Section 11.05, each Participating Subsidiary hereby authorizes Rath & Strong, Inc. to exercise on its behalf all such rights, powers, and duties, including amendment or termination of the Plan.

         11.04  Contributions  and  Forfeitures.  Each  participating  employer,
                -------------------------------
including the Company and each Participating Subsidiary, shall make contributions hereunder, on behalf of its Employees, in accordance with Section
4.01 and as determined by its Board of Directors. Whenever part or all of the Account of any Member shall be forfeited by him and reallocated to the Accounts of other Members pursuant to Section 5.04, such amounts shall be reallocated to the Accounts of all remaining Members, without regard to whether a Member is an Employee of the Company or of a Participating Subsidiary.

         11.05  Termination.  If  the  Plan  shall  be  terminated  by  any  one
                -----------
Participating Subsidiary or if any Participating Subsidiary elects to withdraw from the Plan, the Trust shall be valued pursuant to Section 5.05 and Members' Accounts adjusted pursuant to Section 5.06, and assets representing the Accounts of all Members employed by such Participating Subsidiary shall be segregated into a separate trust and held subject to the provisions of the Plan, and all rights, powers, and duties of the Company with respect to such separate trust shall thereafter be exercised by such Participating Subsidiary.


                                   ARTICLE XII
                                   -----------

                              TOP-HEAVY PROVISIONS
                              --------------------

         12.01  Article  Controls.  Any  provisions  of the Plan to the contrary
                -----------------
notwithstanding, the provisions of this Article XII shall control the Plan to the extent required to cause the Plan to comply with the requirements imposed by
Section 416 of the Code.

         12.02 Definitions. Where the following words and phrases appear in this
               -----------
Article XII, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary:

                (a) Account  Balance.  As of any Valuation  Date,  the aggregate
                    ----------------
amount credited to an individual's account or accounts under the Plan and all other qualified defined contribution plans maintained by the Company or an Affiliated Company increased by (i) the aggregate distributions made to such individual from the Plan or any other such plan during a five (5) year period ending on the Determination Date, and (ii) the amount of any contributions due as of the Determination Date immediately following such Valuation Date;

                (b) Affiliated Company. Any corporation or other business entity
                    ------------------
which is required to be aggregated with the Company by reason of Section 414(b), 414(c), or 414(m) of the Code.

                (c) Aggregation  Group.  The group of qualified plans maintained
                    ------------------
by the Company and each Affiliated Company consisting of (i) each plan in which a Key Employee participates and each other plan which enables a plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) and 410 of the Code, or (ii) each plan in which a Key Employee participates, each other plan which enables a plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) and 410 of the Code, and any other plan which the Company elects to include as a part of such group; provided, however, that the Company may not elect to include a plan if its inclusion would cause the group to fail the requirements of Sections 401(a)(4) and 410 of the Code.

                (d)  Compensation.   An  individual's   earned  income,   wages,
                     ------------
salaries, and other amounts actually paid by the Company or an Affiliated Company to such individual during a Plan Year for personal services actually rendered in the course of employment with the Company or an Affiliated Company (subject to exclusion of amounts specified by regulations promulgated under Section 415 of the Code).

                (e) Determination Date. For the first Plan Year of any plan, the
                    ------------------
last day of such Plan Year, and for each subsequent Plan Year of such plan, the last day of the preceding Plan Year.

                (f)  Former Key  Employee.  With  respect to any Plan Year,  any
                     --------------------
individual who was a Key Employee in a previous Plan Year but who is not a Key Employee with respect to such Plan Year. For purposes of this definition, a beneficiary (who would not otherwise be a Key Employee) of a deceased former Key Employee shall be deemed to be a Former Key Employee in substitution for such deceased Former Key Employee.

                (g) Key  Employee.  With respect to any Plan Year,  any employee
                    -------------
(and any beneficiary of a deceased employee) of the Company or an Affiliated Company who is a "Key Employee" as determined in accordance with Section 416(i)(1) of the Code.

                (h) Plan Year.  With respect to any plan, the annual  accounting
                    ---------
period used by such plan for annual reporting purposes.

                (i)  Valuation  Date.  With  respect to any Plan Year,  the most
                     ---------------
recent date within the twelve (12) month period ending on a Determination Date as of which the Trust fund established was valued and the net income (or loss) thereof allocated to Members' accounts.

         12.03 Top-Heavy Status. The Plan shall be deemed to be top-heavy if, as
               ----------------
of any Determination Date, (i) the sum (computed in accordance with Section 416(g) of the Code and the regulations promulgated thereunder) of the Account Balances of Key Employees under the Plan exceeds sixty percent (60%) of the sum of the Account Balances of all individuals (excluding Former Key Employees and individuals who have not performed any services for the Company or an Affiliated Company at any time during the five-year period ending on the Determination
Date) under the Plan unless an Aggregation Group including the Plan is not top-heavy or (ii) an Aggregation Group including the Plan is top-heavy. An Aggregation Group shall be deemed to be top-heavy as of a Determination Date if the sum (computed in accordance with Section 416(g)(2)(B) of the Code and the regulations promulgated thereunder) of the Account Balances of the Key Employees under all plans included in the Aggregation Group exceeds sixty percent (60%) of the sum of the Account Balances of all individuals (excluding former Key Employees and individuals who have not received any Compensation from the Company or an Affiliated Company at any time during the five year period ending on the Determination Date) under such plans.

         12.04 Minimum  Contribution.  If the Plan is determined to be top-heavy
               ---------------------
for a Plan Year, the minimum contribution required by Section 416(c)(2) of the Code shall be provided under the

Rath & Strong, Inc. Employees' Profit Sharing Plan. In the event the minimum contribution is not provided in said profit sharing plan, then each Member who is not a Key Employee and who is employed on the last day of the Plan Year shall be entitled to receive an allocation of Company contributions which, when added to the amount of Company contributions and forfeitures allocated to his accounts under this Plan and all other qualified defined contribution plans maintained by the Company for such Plan Year, will cause the sum of such contributions and forfeitures to equal the lesser of:

                (a) three percent (3%) of such Member's Compensation for such Plan Year, or

                (b) a percent of such Member's Compensation for such Plan Year equal to the greatest percent determined by dividing for each Key Employee the sum of Company contributions and forfeitures allocated to such Key Employee's accounts under all such plans for such Plan Year by such Key Employee's Compensation for such Plan Year.

         12.05  Termination of Top-Heavy  Status. If the Plan has been top-heavy
                --------------------------------
for one or more Plan Years and thereafter ceases to be top-heavy, the provisions of this Article XII shall cease to apply to the Plan effective as of the day following the Determination Date as of which the Plan is determined to no longer be top-heavy.


                                  ARTICLE XIII
                                  ------------

                                  MISCELLANEOUS
                                  -------------

         13.01 Spendthrift  Provision.  Beneficial interests of Members or their
               ----------------------
Beneficiaries in the Trust shall not be assignable nor subject to attachment nor receivership, nor shall they pass to any trustee in bankruptcy or be reached or applied by any legal process for the payment of any obligations of any such person, except obligations of a Member pursuant to a qualified domestics relations order within the meaning of Sections 401(a) (13)(B) and 414(p) of the Code.

         13.02 Appointment of Person to Receive Payment. Upon the appointment by
               ----------------------------------------
a court having jurisdiction of a legal representative for a Member or Beneficiary, following a judicial determination that such Member or Beneficiary is of unsound mind, any payment or distribution hereunder shall thereafter be made to such legal representative. In the event any amount shall become payable hereunder to any person (or his Beneficiary or estate), and if after written notice from the Trustees mailed to such person's last known address as shown on the Company's records, such person or his personal representative shall not have presented himself to the Trustees or notified the Trustees in writing of his address within one (1) year after the mailing of such notice, then the Trustees shall in their discretion appoint one or more of the spouse or blood relatives of such person to receive such amount, including any amount thereafter becoming due to such person (or his estate), in the proportions determined by the Trustees. Any action of the Trustees hereunder shall be binding and conclusive upon all persons.

         13.03  Construction.  In any question of interpretation or other matter
                ------------
of doubt, the Trustees and the Company may rely upon the opinion of counsel for the Company or any other attorney-at-law designated by the Company with the approval of the Trustees. The provisions of this Agreement shall be construed, administered and enforced according to the laws of the United States and, to the extent permitted by such laws, by the laws of the Commonwealth of Massachusetts. All contributions to the Trust shall be deemed to be made in the Commonwealth of Massachusetts.

         13.04  Impossibility of Performance.  In case it becomes impossible for
                ----------------------------
the Company or the Trustees to perform any act under this Plan and Trust, that act shall be performed which in the judgment of the Company or the Trustees, respectively, will most nearly carry out the intent and purpose of this Plan and Trust. All parties to this Agreement or in any way interested in this Plan and Trust shall be bound by any acts performed under such condition.

         13.05 Named Fiduciaries;  Delegation of Responsibility. The Company and
               ------------------------------------------------
the Trustees shall be "named fiduciaries" within the meaning of Section 402(a)(2) of ERISA. The responsibilities of the named fiduciaries shall be allocated as provided herein and each fiduciary shall have only those responsibilities and obligations that are specifically imposed on it by the Trust Agreement. It is intended that each fiduciary shall be responsible for the proper exercise and discharge of its own powers, duties and obligations with respect to the Plan and shall not be responsible for any act or omission of any other fiduciary. Each named fiduciary shall be entitled to delegate all or any part of his fiduciary responsibilities and obligations (except those related to the management of the assets held hereunder) to any other person or entity. In the event of such delegation, (i) the named fiduciary shall not be liable for any act or omission of the person to whom responsibility has been delegated as long as the selection and retention of such person is prudent and (ii) the person to whom the fiduciary powers and obligations are delegated shall be responsible only for the proper exercise of the powers, duties, responsibilities and obligations that have been specifically delegated to him.

         13.06  Definition  of  Words.  Feminine  or  neuter  pronouns  shall be
                ---------------------
substituted for those of the masculine form, and the plural shall be substituted for the singular, in any place or places herein where the context may require such substitution or substitutions.

         13.07 Titles. The titles of articles and sections are included only for
               ------
convenience and shall not be construed as a part of this Agreement or in any respect affecting or modifying its provisions.

         13.08  Merger or  Consolidation.  In the event that this Plan is merged
                ------------------------
with or consolidated with any other plan, or the assets or liabilities accrued under this Plan are transferred to any other plan, each Member's benefit under such other plan shall be at least as great immediately after such merger, consolidation or transfer (if such plan were then to terminate) as the benefit to which he would have been entitled under this Plan immediately before such merger, consolidation or transfer (if the Plan were then to terminate).

         13.09  Service  with  Acquired  Corporations.  In  any  case  in  which
                -------------------------------------
Employees participating in the Plan become Employees upon the acquisition of their former employer by the Company, whether by merger, acquisition of assets or stock or otherwise, their service with the former employer shall be included in determining their Years of Eligibility Service, Years of Vesting Service, and One-Year Breaks in Service (and Hours of Service for these limited purposes) only to the extent that such service is required to be credited hereunder by
Section 414(a) of the Code and any regulations promulgated thereunder, by the terms of the agreement pursuant to which such former employer was acquired by the Company, or by vote of the Board of Directors of the Company.

         13.10 Claims Procedure.  In accordance with applicable  Federal law and
               ----------------
the regulations of the Secretary of Labor prescribed thereunder:

                (a) All claims for benefits or for determination of the qualified status of a domestic relations order under this Plan shall be filed in writing with the Trustees in accordance with such procedures as the Trustees shall reasonably establish;

                (b) The Trustees shall, within ninety (90) days of submission of a claim, provide adequate notice in writing to any claimant whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial and such other information as is required by said regulations written in a manner calculated to be understood by the claimant;

                (c) The Trustees shall, upon written request by a claimant submitted within sixty (60) days of the receipt of the notice that his claim has been denied, afford a reasonable opportunity to such claimant for a full and fair review by the Trustees of the decision denying the claim; and

                (d) The Trustees shall, within sixty (60) days of receipt of a request for a review, render a written decision on their review setting forth the specific reasons for such decision, written in a manner calculated to be understood by the claimant.

         13.11  Special  Provisions  for  Certain  Leased  Employees.  Effective
                ----------------------------------------------------
December 27, 1987, a "leased employee" shall receive credit for Hours of Service and Years of vesting Service for the entire period during which he is a leased employee of the Company as if he were a Employee; provided, however, that a leased employee shall not be an Employee eligible to participate in the Plan as long as he remains a leased employee. For purposes of this Section 13.11, the term "leased employee" means any person (a) who is not an Employee, (b) who pursuant to an agreement between the Company and any other person (a "leasing organization") has performed services for the Employer of a type historically performed by Employees in the business field of the Company on a substantially full-time basis for a period of at least one (1) year, and (c) who is not covered by a money purchase pension plan maintained by the leasing organization which provides a non-integrated employer contribution rate of at least ten percent (10%) of compensation, immediate participation and full and immediate vesting.

         13.12  Execution of  Agreement.  This  Agreement may be executed in any
                -----------------------
number of counterparts and each fully executed counterpart shall be deemed an original.

         IN WITNESS WHEREOF these presents have been signed and sealed for and in behalf of the parties hereto, in the case of the Company by its duly authorized officer, this 27th day of November, 1991.
                         ----        --------

                  Company:                  RATH & STRONG, INC.


                                            By: /S/ D. CIAMPA
                                               --------------------------
                                                 President

                                            ( /S/ JOHN W. BURNS
                                             ----------------------------
                                            (  John W. Burns
                                            (
                                            (
                                            ( /S/ D. CIAMPA
                                             ----------------------------
                  Trustees:                 (  Dan Ciampa
                                            (
                                            (
                                            ( /S/ EDWARD J. HAY
                                             ----------------------------
                                            (  Edward J. Hay, Jr.